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                                                                   Exhibit 12.01
                          MBIA Inc and Subsidiaries (1)
                        (in thousands except for ratios)


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





                                                                 1997      1998        1999      2000      2001
Earnings to Fixed Charges  (Interest Coverage) Ratio                                                    (unaudited)
----------------------------------------------------           ----------------------------------------------------



Income before taxes                                            $525,252   $565,038    $387,883  $714,857  $790,984
Interest Expense                                                 38,645     44,620      53,935    53,756    56,445
Portion of rentals  deemed to be interest(2)                      1,549      1,923       1,947     1,437       959
                                                               ----------------------------------------------------
Earnings                                                       $565,446   $611,581    $443,765  $770,050  $848,388
                                                               ====================================================


Interest Expense                                               $38,645     $44,620     $53,935   $53,756   $56,445
Portion of rentals deemed to be interest(2)                      1,549       1,923       1,947     1,437       959
                                                               ----------------------------------------------------
Fixed  Charges                                                 $40,194     $46,543     $55,882   $55,193   $57,404
                                                               ====================================================
Earnings to Fixed Charges                                         14.1        13.1         7.9      14.0      14.8
                                                               ====================================================
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(1) All years have been restated to reflect the merger with CapMAC Holdings and
    1838 Investment Advisors.

(2) Pertains to a portion of rental expense (33%) of MBIA locations excluding Corporate Headquarters.